UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: May 21, 2018

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant’s telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization: Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure

On May 21, 2018, NextEra Energy, Inc. (NEE) issued a press release announcing it has entered into definitive agreements, each dated as of May 21, 2018, with Southern Company and certain affiliates (Southern) to acquire Gulf Power Company (Gulf Power), Florida City Gas and the entities holding Southern’s ownership interests in the Oleander and Stanton natural-gas generating plants. A copy of such press release is being furnished and is attached hereto as Exhibit 99.

SECTION 8 - OTHER EVENTS
Item 8.01 Other Events

On May 21, 2018, NEE announced it has entered into definitive agreements with Southern, each dated as of May 21, 2018, to acquire Gulf Power, Florida City Gas and the entities holding Southern’s ownership interests in the Oleander and Stanton natural-gas generating plants for approximately $6.475 billion, subject to certain adjustments, and includes the assumption of approximately $1.4 billion of Gulf Power debt. NEE intends to finance the approximately $5.1 billion purchase price through the issuance of debt.

The acquisitions of Gulf Power and the ownership interests in the Oleander and Stanton natural-gas generating plants are subject to receipt of approval from the Federal Energy Regulatory Commission and the expiration or termination of the waiting period under the Hart-Scott-Rodino Act. The Florida City Gas acquisition is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Act, and is conditioned on the consummation of Southern's previously announced dispositions of the Elizabethtown Gas and Elkton Gas divisions of Southern Company Gas. Pending receipt of required approvals and other customary conditions and approvals, NextEra Energy expects to complete the acquisition of Florida City Gas in the third quarter of 2018, with the Gulf Power and natural-gas generating plant acquisitions anticipated to close in the first half of 2019.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” and “target” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. NEE cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in any forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed acquisitions from Southern of Gulf Power, Florida City Gas and their ownership interests in two gas-fired plants (Southern Company assets), including future financial or operating results of NEE or the Southern Company assets, NEE’s or the Southern Company assets’ plans, objectives, expectations or intentions, the expected timing of completion of the transactions, the value of the transactions, as of the completion of the transactions or as of any other date in the future, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that NEE or Southern may be unable to obtain governmental and regulatory approvals required for the transactions, or required governmental and regulatory approvals may not be obtained on expected terms or in the time period anticipated and delay the transactions or result in the imposition of conditions that are not anticipated and could cause the parties to abandon the transactions; the risk that a condition to closing of the transactions may not be satisfied; the expected timing to consummate the proposed transactions; the risk that the businesses will not be integrated successfully; disruption from the transactions making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention on transaction-related issues; general worldwide economic conditions and related uncertainties; the effect and timing of changes in laws or in governmental regulations (including environmental); fluctuations in trading prices of securities of NEE and in the financial results of NEE or the Southern Company assets; the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity or gas; and other factors discussed or referred to in the “Risk Factors” section of NEE’s or Southern’s most recent Annual Reports on Form 10-K filed with the Securities and Exchange Commission. Additional risks and uncertainties are identified and discussed in NEE’s and Southern's reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and NEE does not undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being furnished pursuant to Item 7.01.

Exhibit Number	Description
99	NextEra Energy, Inc. Press Release dated May 21, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 21, 2018

NEXTERA ENERGY, INC. (Registrant)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President and General Counsel of NextEra Energy, Inc.